EXHIBIT 23.1

CONSENT OF GORDON, HUGHES & BANKS, LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated March 19, 2007, relating to the financial statements of Spicy Pickle Franchising, Inc. (the “Company”) as of December 31, 2006 and 2005, and for the periods then ended, appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006, which is incorporated by reference in this Registration Statement on Form S-8.

/s/ Gordon, Hughes & Banks, LLP
Gordon, Hughes & Banks, LLP

Greenwood Village, Colorado
October 23, 2007